As filed with the Securities and Exchange Commission on March 18, 2002
                                                      Registration No. 333-63341
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                             SYNBIOTICS CORPORATION
             (Exact name of Registrant as specified in its charter)

           CALIFORNIA                                           95-3737816
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          ----------------------------

                11011 Via Frontera , San Diego, California 92127
                                 (858) 451-3771
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          ---------------------------

                                Paul A. Rosinack
                      President and Chief Executive Officer
                             SYNBIOTICS CORPORATION
                 11011 Via Frontera, San Diego, California 92127
                                 (858) 451-3771
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ---------------------------
                                    Copy to:

                             Hayden J. Trubitt, Esq.
                         BROBECK, PHLEGER & HARRISON LLP
                              12390 El Camino Real
                           San Diego, California 92130

                         ----------------------------

                 Approximate date of commencement of proposed
                sale to the public: From time to time after the effective date of this Registration Statement.

                         ---------------------------


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                             SYNBIOTICS CORPORATION

                                 Deregistration
                                 --------------

This registration statement, as amended to the date of its effectiveness (September 24, 1998), registered 333,333 shares of our common stock. These shares were offered for resale by Barnes-Jewish Hospital Foundation and also, as applicable, Gary J. Weil and Senniger, Powers, Leavitt & Roedel (collectively the "Selling Shareholders"), who received the shares in connection with our settlement of a 1998 patent infringement lawsuit. On May 10, 2000, we also registered for resale (No. 333-35552) by the Selling Shareholders 134,503 shares of our common stock, which they received from us in connection with the resolution of a contingency contained in our settlement of the 1998 patent infringement lawsuit. We have been informed that the Selling Shareholders have sold a total of 397,661 of the 467,836 shares. The shares may have been sold pursuant to this registration statement, or pursuant to the registration statement declared effective on May 10, 2000, or pursuant to Rule 144(k), or by any combination of those methods. In any event, as the Selling Shareholders have a two year holding period under Rule 144 and are not considered to be "affiliates" under Rule 144, we are deregistering at this time from both of the registration statements any and all of the shares which remain unsold. The Selling Shareholders may continue to sell any remaining shares as may be permitted by Rule 144(k). Accordingly, we hereby deregister any and all shares of our common stock originally covered by the registration statement which remain unsold.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 18, 2002.

                                    SYNBIOTICS CORPORATION

                                    By:    /s/ Paul A. Rosinack
                                           --------------------
                                           Paul A. Rosinack
                                           President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                 Title                              Date
               ---------                                 -----                              ----

     /s/ Paul A. Rosinack                Chief Executive Officer, President and        March 18, 2002
----------------------------------       Director
       Paul A. Rosinack                  (Principal Executive Officer)

     /s/ Michael K. Green                Chief Financial Officer and Senior Vice       March 18, 2002
----------------------------------       President
       Michael K. Green                  (Principal Financial Officer)

     /s/ Keith A. Butler                 Corporate Controller                          March 18, 2002
----------------------------------       (Principal Accounting Officer)
       Keith A. Butler

     /s/ Thomas A. Donelan               Director                                      March 18, 2002
----------------------------------
       Thomas A. Donelan

     /s/ Christopher P. Hendy            Director                                      March 18, 2002
----------------------------------
       Christopher P. Hendy